UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017 (October 18, 2017)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

Second Amendment to Third Amended and Restated Credit Agreement

Effective October 18, 2017, Resolute Energy Corporation (the “Company”) and certain of its subsidiaries, as guarantors, entered into the Second Amendment to Third Amended and Restated Credit Agreement (the “Second Amendment”) amending that certain Third Amended and Restated Credit Agreement, dated as of February 17, 2017, with a syndicate of banks led by Bank of Montreal, as administrative agent, Capital One, National Association, as syndication agent, and Barclays Bank PLC, ING Capital LLC and SunTrust Bank, as co-documentation agents, as amended by the First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”) dated May 8, 2017, (together, the “Credit Agreement”).

The Second Amendment provides for the fall borrowing base redetermination and amends certain other terms of the Credit Agreement.  Among other things, the Second Amendment:

i.

Reaffirms our borrowing base under the Credit Agreement at $218.75 million.  Pursuant to the Second Amendment, upon the consummation of the disposition of the Aneth Field assets, our borrowing base will be automatically decreased to $210 million.

ii.	Provides that the borrowing base shall automatically be reduced by 25% of all unsecured indebtedness of the Company in excess of $550 million, increased from $500 million.
iii.	Amends the definition of EBITDA to include customary transaction costs and expenses incurred in connection with any material acquisition or disposition.
iv.

Provides for certain amendments to the calculation of EBITDA for purposes of the Credit Agreement and amends the covenant governing the ratio of current assets to current liabilities for the quarter ended September 30, 2017.

v.

Amends the Credit Agreement to permit the Company to enter into certain derivative arrangements for up to the greater of 75% of our anticipated projected production from properties or 85% of our anticipated projected production from proved properties for the first year of such derivative arrangement.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the copy of the Second Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.  A copy of the First Amendment is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 9, 2017.  The Third Amended and Restated Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 21, 2017.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1†

Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 18, 2017, by and among Resolute Energy Corporation, as Borrower, certain subsidiaries of Resolute Energy Corporation, as Guarantors, Bank of Montreal, as Administrative Agent, and the Lenders party thereto.

† Resolute agrees to furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	RESOLUTE ENERGY CORPORATION

	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer